UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

NNN REIT, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, the Board of Directors (the "Board") of NNN REIT, Inc. (the "Company") appointed, pursuant to the recommendation of the Governance and Nominating Committee, Christina Chiu and Charles “Chaz” D. Mueller, Jr. to the Board, effective October 1, 2026. Also on August 13, 2026, Betsy D. Holden formally notified the Board of her intention to retire from the Board effective February 19, 2027. The strategic additions of Ms. Chiu and Mr. Mueller are part of the Company’s staged Board succession planning in preparation for Ms. Holden’s planned retirement.

Ms. Chiu is currently the President of Empire State Realty Trust, a publicly traded real estate investment trust (“REIT”) focused on premier office, retail, and multifamily properties in the New York metropolitan area. Prior to her appointment as President, Ms. Chiu served as Executive Vice President and both Chief Operating Officer and Chief Financial Officer. Before joining Empire State Realty Trust in 2020, Ms. Chiu spent nearly 18 years at Morgan Stanley, where she most recently served as Managing Director and Chief Operating Officer of the Global Listed Real Assets Investing business, leading capital raising, investor relations, strategic planning, and real estate investment oversight. She began her career as a real estate investment banking analyst on both principal investing and strategic advisory transactions. Ms. Chiu earned a Bachelor of Science in Finance and Accounting, summa cum laude, from NYU Stern School of Business.

Mr. Mueller currently serves as a member of the Board of Trustees of Vivmark Residential, the combined company formed in 2026 through the merger of AvalonBay Communities and Equity Residential, creating the largest publicly traded multifamily apartment REIT in the United States. Prior to the merger, Mr. Mueller served on the Board of Directors of AvalonBay Communities beginning in 2022. He brings more than three decades of executive leadership experience spanning public REITs, capital markets, private real estate ownership groups, and large-scale property management operations. He has extensive experience at some of the largest and most successful residential real estate companies in the country, most recently as Chief Executive Officer of Progress Residential until his retirement in 2021. Previously, he served as President of Irvine Company Apartment Communities and before that, as President, Chief Operating Officer, and Chief Financial Officer of Archstone Communities. Mr. Mueller earned a Bachelor of Business Administration in Real Estate and Finance from The University of Texas at Austin and a Master of Business Administration from Southern Methodist University.

Consistent with the recommendation of the Governance and Nominating Committee, the Board expects to appoint both Ms. Chiu and Mr. Mueller to serve on the Audit Committee.

Neither Ms. Chiu nor Mr. Mueller is party to any plan, contract or other arrangement with the Company.

Item 7.01. Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing the appointment of Christina Chiu and Charles “Chaz” D. Mueller, Jr., as part of succession planning in preparation for Betsy D. Holden’s planned retirement as described above in Item 5.02. The press release is being furnished as an exhibit to this Current Report on Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
Exhibits.
99.1	Press Release, dated August 17, 2026
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, Inc.

Dated: August 17, 2026	By:	/s/ Vincent H. Chao
Vincent H. Chao
Executive Vice President and Chief Financial Officer